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                                                                   EXHIBIT 10.14


                         SURETY SECOND EXCESS OF LOSS
                             REINSURANCE CONTRACT
                   (HEREINAFTER REFERRED TO AS "CONTRACT")

                       EFFECTIVE DATE: OCTOBER 1, 1997
                (hereinafter referred to as "Effective Date")

                         entered into by and between

                            WESTERN SURETY COMPANY
                         UNIVERSAL SURETY OF AMERICA
                      SURETY BONDING COMPANY OF AMERICA
             (hereinafter collectively referred to as "Company")

                                     and

                         CONTINENTAL CASUALTY COMPANY
                   (hereinafter referred to as "Reinsurer")


Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:


ARTICLE 1 - SCOPE OF THE CONTRACT

This Contract is solely between the Company and the Reinsurer. Performance of respective obligations of each party under this Contract shall be rendered solely to the other party, except as specifically and expressly provided for in the Insolvency Article. The provisions of this Contract are intended solely for the benefit of the parties to and executing this Contract, and nothing in this Contract shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Contract in favor of any third parties or other persons not parties to and executing this Contract.


ARTICLE 2 - BUSINESS COVERED

The Company shall reinsure with the Reinsurer and the Reinsurer shall accept as reinsurance from the Company the Company's net excess liability under the surety business written or renewed and surety reinsurance assumed (hereinafter referred to as Bonds) by the Company on behalf of Each Principal each Contract Year hereunder in excess of $135,000.000.



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ARTICLE 3 - RETENTION OF COMPANY & LIABILITY OF THE REINSURER

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Contract or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Any payment by the Reinsurer to any of the parties comprising the Company shall discharge the Reinsurer's liability under this Contract to the extent of such payment with respect to that loss.

Reinsurance hereunder shall be on an excess of loss basis and shall apply to that portion of coverage which the Company retains net for its own account in accordance with the provisions set forth under this Contract.

The Reinsurer shall pay to the Company the amount of loss in excess of the Company's Retention of $135,000,000 any one Principal any one Contract Year.
It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, including but not limited to reinsurance ceded by the Company on a stop loss basis, shall not be deducted in determining the Company's Retention, including amounts retained by the Company or its affiliated companies under common management or common ownership.


ARTICLE 4 - COMMENCEMENT AND TERMINATION

The Contract shall take effect at 12:01AM, Central Standard Time, on the Effective Date and shall remain in full force and effect until Midnight, Central Standard Time, September 30, 2002 and provides cover for losses discovered on Bonds in force at the Effective Date of this contract, and losses discovered on new and renewal business written, renewed or assumed during the term of this Contract all as respects business classified by the Company as Surety Business as described in Article 2.

Upon termination of this Contract, the Reinsurer shall be liable for losses discovered within three years after the effective date of termination on business covered by this Contract and written, renewed or assumed prior to the date of termination of this Contract.


ARTICLE 5 - DEFINITIONS

"Contract year" shall mean each year beginning with October 1, and ending with September 30, both days inclusive.

"Each Principal" shall mean one or more firms or corporations under the same management or control, or one or more persons or entities for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms or corporations.

"Net Written Premium" shall mean the Company's written premium on the business covered hereunder net of applicable returns and cancellations and net of premiums on inuring reinsurance.



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"Loss(es) Discovered" shall mean that the Company shall have discovered a loss when:

a) a claim or a collection of claims on the Bond business for Each Principal exceeds $30,000,000, whether or not the Company has an incurred loss on such principal through the establishment of a reserve or payment of loss or allocated expenses; or

b) when the Company has incurred a loss of $30,000,000 or more for each principal through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default or a combination thereof.

"Net Loss" shall mean all loss and allocated expense payments made by the Company (1) in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the Bond business of Each Principal of the Company, and (2) in the recovery or attempted recovery of such loss and expense payments, less salvage and subrogation. The Company's office expenses and salaries of its employees are not allocated expenses. "Net Loss" shall include extra contractual obligations and losses in excess of original policy limits to the extent that any underlying excess of loss reinsurance purchased by the Company covers such obligations and losses. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, including but not limited to reinsurance ceded by the Company on a stop loss basis, shall not be deducted in determining the Company's Net Loss.


ARTICLE 6 - PREMIUM

The Company shall pay to the Reinsurer for each quarter that this Contract is in force 1.0% of the Company's Net Written Premium during each such quarter for those Bonds where the Company's aggregate exposure under the Bonds for Each Principal for any Contract Year exceeds $135,000,000, subject to a minimum premium of $5,000 for each such quarter.


ARTICLE 7 - REPORTS & REMITTANCES

Within 45 days after each calendar quarter that this Contract is in force, the Company shall report to the Reinsurer its Net Written Premium for the business covered hereunder for said quarter. The reinsurance rate set forth in Article 6 shall be used to determine the reinsurance premium. Said due calculated premium, subject to the minimum premium, shall be remitted by the Company with its report to the Reinsurer.


ARTICLE 8 - NOTICE OF LOSS & SETTLEMENTS

The Company shall investigate and settle or defend all claims and losses including those involving the extension of credit or the advancement of money. All payments of claims or losses by the Company within the sum or limits of its Bonds and within the amount of reinsurance set forth in Article 3 shall be binding on the Reinsurer, subject to the terms of this Contract.



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The Reinsurer shall pay to the Company the Reinsurer's portion of net loss within thirty days after receipt of the proof of loss from the Company. Any subsequent changes in the amount of net loss shall be reported by the Company to the Reinsurer, and the amount due either party shall be remitted within thirty days after receipt of such report.


ARTICLE 9 - CO-SURETY

It is understood and agreed by the parties to this Contract that Continental Casualty Company and any one of its affiliated insurers shall act as co-surety as respects business covered by this Contract, when so requested by the Company.


ARTICLE 10 - EXCESS OF ORIGINAL POLICY LIMITS

This Contract shall protect the Company as provided in Article 2 - Business Covered in connection with loss in excess of the limit of the original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the, trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy. The date on which any Excess of Original Policy Limit loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.


ARTICLE 11 - EXTRA CONTRACTUAL OBLIGATIONS

This Contract shall protect the Company as provided in Article 2 - Business Covered where the loss includes any extra contractual obligations.

The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.


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However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any loss covered hereunder.


ARTICLE 12 - SALVAGE & SUBROGATION

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage and subrogation by taking whatever action is necessary to recover its loss from an obligee, principal, indemnitor, or any other party who caused or contributed to its loss or part thereof, or to assign those rights to the Reinsurer, unless enforcement is waived by the mutual consent of the Company and the Reinsurer. Recoveries shall be distributed to the parties in an order inverse to that in their liabilities accrued.


ARTICLE 13 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or under the Surety Quota Share Treaty, the Surety Excess of Loss Reinsurance Contract and/or the Aggregate Stop Loss Contract between certain of the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses. In the instance of insolvency of one or more of the reinsured Companies, applicable state law will apply.


ARTICLE 14 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


ARTICLE 15 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Contract, including but not limited to Company files concerning premium, underwriting, claims, losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records


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pertaining thereto.  This right of inspection, audit and information shall survive termination of this Contract and shall run to the natural expiry of all liabilities under the Bonds reinsured.


ARTICLE 16 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.


ARTICLE 17 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice of the same premium.


ARTICLE 18 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer on the basis of the liability of the reinsured Company(ies) under Bonds reinsured hereunder without diminution, because of the insolvency of one or more than one of the Companies, to the Company(ies) or its liquidator, receiver, or statutory successor.

In the event of insolvency of one or more than one of the Companies, the liquidator or receiver or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim filed against the Company(ies) on the Bond or Bonds reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company(ies) or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company(ies) solely as a result of the defense so undertaken by the Reinsurer.

Should one or more than one of the Companies go into liquidation of should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company(ies) any sums which are due to the Reinsurer by the Company(ies) and which are payable at a fixed or stated date under this Contract or under the Surety Quota Share Treaty, the Surety Excess of Loss Reinsurance Contract and/or the Aggregate Stop Loss Reinsurance Contract between certain of the parties hereto to the full extent permitted by the laws of the insolvent party's state of domicile.



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It is further understood and agreed that, in the event of the insolvency of one or more than one of the Companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company(ies) or to Its liquidator, receiver or statutory successor, except a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) and b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Bond obligations of the Company(ies) as direct obligations of the Reinsurer to the payees under such Bonds and in substitution for the obligations of the Company(ies) to such payees.

In no event shall anyone other than the parties to this Contract or, in the event of one or more than one of the Company's insolvency, its liquidator receiver, or statutory successor, have any rights under this Contract.


ARTICLE 19 - AMENDMENTS

This Contract may be altered or amended in any of its terms and conditions by mutual written consent of the Company and the Reinsurer. Such written mutual consent will then constitute a part of this Contract.


ARTICLE 20 -ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party falls to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Sioux Falls, South Dakota, or a



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location mutually agreed to by the panel. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of South Dakota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, Including but not limited to attorneys fees, to the extent permitted by law, The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Contact.


ARTICLE 21 - CHOICE OF LAW

This Contract, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of South Dakota.


ARTICLE 22 - AGENCY

For purposes of sending and receiving notices and payments required by this Contract, the reinsured Company that is set forth first in the Title section to this Contract will be deemed the agent for all other reinsured companies referenced in the Title of this Contract. In no event however, will any reinsured Company be deemed the agent of the other with respect to the terms of the Insolvency Article.


ARTICLE 23 - ENTIRE CONTRACT

This Contract, and that certain Services and Indemnity Agreement between the parties dated September 30, 1997, represent the entire agreement and understanding among the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties.


ARTICLE 24 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other



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suspend, abrogate, or amend this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Contract shall in no way affect any other portion thereof.


ARTICLE 25 - HONORABLE UNDERTAKING

The purposes of this Contract are not to be defeated by narrow or technical legal interpretations of its provisions. The Contract shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.


ARTICLE 26- NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Reinsurer at the following address:

           Continental Casualty Company
           Chief Financial Officer
           Global Operations Department
           CNA Plaza
           Chicago, IL 60685


and to the Company at the following address:


           Western Surety Company
           Attention: Chief Executive Officer
           Sioux Falls, South Dakota 57117-5077.





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IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Contract:

on this ______________________ day of ____________________________________1997


WESTERN SURETY COMPANY


By: __________________________________________________________________________

Title: _______________________________________________________________________

Attested by: _________________________________________________________________



UNIVERSAL SURETY OF AMERICA


By: __________________________________________________________________________

Title: _______________________________________________________________________

Attested by: _________________________________________________________________



SURETY BONDING COMPANY OF AMERICA


By: __________________________________________________________________________

Title: _______________________________________________________________________

Attested by: _________________________________________________________________




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and on this ____________________ day of ___________________________________ 1997


CONTINENTAL CASUALTY COMPANY


By: _______________________________________________________________________

Title: ______________________________________________________________________

Attested by: _________________________________________________________________






                         SURETY SECOND EXCESS OF LOSS
                             REINSURANCE CONTRACT
                          (REFERRED TO AS "CONTRACT")
                       EFFECTIVE DATE: OCTOBER 1, 1997
                      (REFERRED TO AS "EFFECTIVE DATE")
                         ENTERED INTO BY AND BETWEEN
                            WESTERN SURETY COMPANY
                         UNIVERSAL SURETY OF AMERICA
                      SURETY BONDING COMPANY OF AMERICA
                   (COLLECTIVELY REFERRED TO AS "COMPANY")
                                     AND
                         CONTINENTAL CASUALTY COMPANY
                         (REFERRED TO AS "REINSURER")



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